UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): May 30, 2008

RxElite, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

RxElite, Inc., a Delaware corporation (“RxElite” or the “Company”), has entered into a Loan and Security Agreement dated as of May 30, 2008 ( the “Loan Agreement”), with NPIL Pharma Inc. a Delaware company (“N. Pharma” or the “Lender”), pursuant to which the Company obtained a term loan facility from N. Pharma in the initial principal amount of $3,000,000. The principal amount of the loan may be increased by an additional $2,000,000 upon request by the Company and upon consent of the Lender, for a total principal amount of $5,000,000.

The Company entered into the Loan Agreement and related agreements to obtain funds for the purchase by the Company of anesthetic vaporizors.

The loan facility bears interest at the rate of 15% per annum. Further, repayment of the loan is secured by a lien and security interest in favor of N. Pharma in all of the assets of the Company, including its accounts, equipment and inventory. The lien in favor or N. Pharma is subject and subordinate to an existing first priority lien and security interest in favor of Castlerigg Master Investments Ltd. (the “Senior Lender”). On December 31, 2007, the Senior Lender made an investment in the Company in the amount of $10,500,000, which investment is represented, in part, by a senior secured note (“Senior Note”) which is due and payable on December 31, 2009.

The loan is represented by a Secured Promissory Note in the principal amount of $3,000,000 dated as of May 30, 2008 (“Secured Note”). Payment of interest is payable each December 31st while the loan is outstanding, subject to the rights of the Senior Lender. Payment of the principal amount of the loan and any unpaid interest is due and payable, subject to the rights of the Lender on the earlier of (i) six months after the date of maturity of the Senior Note or (ii) upon demand. The Loan Agreement and Secured Note contain customary events of default.

The Loan Agreement and Secured Note contain affirmative and negative covenants whereby the Company agreed, among other things to:

•	deliver periodic financial statements and other information to N. Pharma;

•	refrain from further encumbering any of its assets;

•	refrain from selling, transferring or leasing any material part of its assets, except in the ordinary course of business;

•	refrain from incurring or assuming any indebtedness except as allowed under the terms provided;

•	refrain from making any distributions to its stockholders, except under certain limited circumstances; and

•	provide N. Pharma, subject to the rights of the Senior Lender, with a 15 day right of first refusal on all future financings undertaken by the Company for so long as the loan is outstanding.

The Company also entered into an Intercreditor and Subordination Agreement dated as of May 30, 2008 (“Intercreditor Agreement”) with N. Pharma and the Senior Lender whereby the parties to such agreement agreed that repayment of interest and principal on the term loan facility and the liens and security interests granted to N. Pharma were subject and subordinate to the rights of the Senior Lender. Under the terms of the Intercreditor Agreement, N. Pharma may not move to collect on the assets of the Company, or obtain payment on the term loan prior to satisfaction in full of all obligations under the Senior Note. The Senior Lender also entered into an Amendment and Waiver Agreement dated as of May 30, 2008 with the Company and N. Pharma whereby it consented to the making of the loan by N. Pharma and certain terms of its original agreements with the Company were amended to account for the N. Pharma loan.

The foregoing summary is not a complete description of the terms of the Loan and Security Agreement, Secured Note, Intercreditor Agreement and Amendment and Waiver, and reference is made to the complete text of such agreements, attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively.

Item 8.01	Other Events.

On December 31, 2007, we entered into a securities purchase agreement with Castlerigg Master Investments Ltd., pursuant to which we sold 5,594,033 shares of our common stock, a 9.50% senior secured redeemable convertible note in the principal amount of $10,500,000 (“Convertible Note”) a Series A warrant to purchase up to 13,985,083 shares of our common stock (“Series A Warrant”) and a Series B warrant to purchase up to 4,661,694 shares of our common stock (“Series B Warrant”, and together with the Series A Warrant, “Warrants”) for aggregate gross proceeds of $10,500,000 (“Securities Purchase Agreement”).

On January 18, 2008, we entered into a letter agreement with the selling stockholder, pursuant to which we amended certain terms of the Convertible Note, the Series A Warrant and the Series B Warrant (the “Warrants”).

As of March 31, 2008, under the terms of the Convertible Note, if we failed to record consolidated EBITDA, as defined in the Convertible Note, of at least (i) ($1,000,000) for the fiscal quarter ending March 31, 2008, the conversion price shall be reset to the lower of (A) the then current conversion price or (B) 85% of the average market price, of our common stock at such time. As defined in the Convertible Note, the "Average Market Price" means, for any given date, the lesser of (i) the arithmetic average of the lowest Weighted Average Price of the Common Stock during the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to such given date (the "Measuring Period") and (ii) the arithmetic average of the Weighted Average Price of the Common Stock of the three (3) Trading Days with the lowest Weighted Average Price of the Common Stock during the Measuring Period.

As a result of our failure to satisfy the required EBITDA threshold as of March 31, 2008, the conversion price of the Convertible Note has been reduced from the initial conversion price of $1.1262 per share to $.2177 per share. Assuming full conversion of the Convertible Note, Castlerigg Master Investments Ltd. Would be entitled to approximately 48,231,511 shares of common stock. Under the terms of the Convertible Note and the Warrants, Castlerigg Master Investments Ltd. may not convert the Convertible Note or exercise the Warrants to the extent such conversion or exercise would cause Castlerigg Master Investments Ltd., together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Convertible Note which have not been converted and upon exercise of the Warrants which have not been exercised.

Item 9.01	Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement dated as of May 30, 2008, between the Company and NPIL Pharma Inc.

10.2	Secured Note dated as of May 30, 2008 in the principal amount of $3,000,000 in favor of NPIL Pharma Inc.

10.3	Intercreditor and Subordination Agreement dated as of May 30, 2008 by and among the Company, NPIL Pharma Inc. and Castlerigg Master Investments Ltd.

10.4	Amendment and Waiver Agreement dated as of May 30, 2008 by and among the Company, NPIL Pharma Inc. and Castlerigg Master Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: June 4, 2008	By:	/s/ Jonathan Houssian
Name: Jonathan Houssian
Title: Chief Executive Officer